Exhibit 10.2

FORM OF LOCK-UP LETTER AGREEMENT

[__], 2025

CANTOR FITZGERALD & CO.
110 East 59th Street, 6th Floor
New York, NY 10022

CLEAR STREET LLC

4 World Trade Center, Floor 45

New York, NY 10007

RE: PROPOSED PRIVATE PLACEMENT BY BIOSIG TECHNOLOGIES, INC.

Ladies and Gentlemen:

The undersigned understands that BioSig Technologies, Inc., a Delaware corporation (the “Company”), is entering into a Secured Convertible Debenture Purchase Agreement, dated on or about the date hereof (a “Debenture Agreement”) providing for the sale and issuance to YA II PN, Ltd. (the “Investor”), one or more secured convertible debentures (the “Debentures”) in the aggregate principal amount of up to $100,000,000, whereby each Debenture shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the transaction, the “Offering”).

In consideration of the execution of the Debenture Agreement by the Investor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably agrees that, without the prior written consent of Cantor Fitzgerald & Co. and Clear Street LLC, (the “Placement Agents”) on behalf of the Investor, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or agreement that is designed to, or would reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned or hereafter acquired by the undersigned, or with respect to which the undersigned has or hereafter acquires the power of disposition, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for shares of Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another person, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or other securities of the Company, in cash or otherwise, (3) make any demand for or exercise any right or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, provided that, to the extent the undersigned has demand and/or piggyback registration rights under any registration rights agreement, investor rights agreement or similar agreement, the undersigned may notify the Company privately that the undersigned is or will be exercising its demand and/or piggyback registration rights under any such agreement following the expiration of the Lock-Up Period (as defined below) and undertake preparations related thereto, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after issuance of the First Secured Convertible Debenture (as such term is defined in the Debenture Agreements) (such 180-day period, the “Lock-Up Period” and this letter agreement, this “Lock-Up Letter Agreement”).

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to, lead to or result in a sale or disposition of shares of Common Stock or any other securities of the Company even if such shares of Common Stock or other securities of the Company would be disposed of by someone other than the undersigned, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any shares of Common Stock, or any other security of the Company that includes, relates to, or derives any significant part of its value from shares of Common Stock or other securities of the Company.

The foregoing restrictions, including without limitation the immediately preceding sentence, shall not apply to:

(a) (i) any bona fide charitable gift or gifts, including, without limitation, to a charitable organization or educational institution, or (ii) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case, that are made exclusively between and among the undersigned or members of the undersigned’s immediate family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company), whereby all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned; provided, that it shall be a condition to any transfer pursuant to this clause (a) that (1) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (2) any such transfer shall not involve a disposition for value, (3) each party (donor, donee, transferor or transferee) shall agree to not voluntarily make, any filing or public announcement of the gift, sale or other disposition prior to the expiration of the Lock-Up Period, and (4) the undersigned notifies the Placement Agents at least two business days prior to the proposed gift, sale or other disposition; “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);

(b) any transfers by will or intestacy to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; provided, that no public disclosure or filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be voluntarily made during the Lock-Up Period and any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (b);

(c) any transfers pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided, that no public disclosure or filing under the Exchange Act shall be voluntarily made during the Lock-Up Period and any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (c);

(d) any transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, or, if the undersigned is a trust, to a trustor or beneficiary of the trust, or, if the undersigned is a corporation, partnership, limited liability company or other business entity, to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or as part of a disposition, transfer or distribution by the undersigned to partners, limited partners, stockholders, members or equityholders of the undersigned, provided, in each case, that (1) any transferee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee(s) were a party hereto, (2) any such transfer shall not involve a disposition for value, (3) no public disclosure or filing under the Exchange Act shall be voluntarily made during the Lock-Up Period and (4) any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (d);

(e) to a nominee or custodian to whom a disposition or transfer would be permissible under clauses (a) through (d);

(f) the exercise or settlement of stock options or other equity awards granted pursuant to the Company’s stock option/incentive plans or awards, provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise;

(f) any transfers or commitments to transfer pursuant to a merger, consolidation, tender offer or other similar transaction involving a Change of Control (as defined below) or reverse merger, provided, that in the event that such merger, consolidation, tender offer or other such transaction involving a Change of Control or reverse merger is not completed, such shares of Common Stock or other securities held by the undersigned shall remain subject to the provisions of this Lock-Up Letter Agreement;

(g) the transfer by the undersigned of shares of Common Stock or any securities convertible into, exercisable or exchangeable for, shares of Common Stock to the Company upon a vesting or settlement event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities on a “cashless” or “net exercise” basis, or in a “sell-to-cover” transaction, in each case, pursuant to any equity incentive plan or award of the Company and to the extent permitted by the instruments representing such options or warrants outstanding as of the date of the Purchase Agreement, provided, that (1) the shares received upon exercise or settlement of such option or warrant or other security are subject to the terms of this Lock-Up Letter Agreement, (2) no public disclosure or filing under the Exchange Act shall be voluntarily made during the Lock-Up Period and (3) any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (g); [and]

(h) any transfers that are approved by the prior written consent of the Placement Agents[.][; and]

[(i) [__] shares of Common Stock that the undersigned has received or will receive upon the exchange of the Streamex Exchangeable Shares pursuant to the Share Purchase Agreement and the Exchange Rights Agreement (as such capitalized terms are defined in the Debenture Agreement).][1]

“Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 100% of the voting capital stock of the Company (or the surviving entity).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or other securities of the Company held by the undersigned, except in compliance with the foregoing restrictions.

The undersigned understands that the Investor is entering into the Debenture Agreement and purchasing with the Debentures in reliance upon this Lock-Up Letter Agreement. Notwithstanding the foregoing, nothing in this Lock-Up Letter Agreement shall constitute an obligation to purchase shares of Common Stock of the Company. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Debenture Agreement, the terms of which are subject to negotiation among the parties thereto.

[1]	NTD: Sichenzia to revise accordingly for certain shareholders.

This Lock-Up Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

This Lock-Up Letter Agreement will be deemed to have been made and delivered in the State of New York, and both the binding provisions of this Lock-Up Letter Agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Lock-Up Letter Agreement will be instituted exclusively in the courts located in the City of New York, State of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the City of New York, State of New York, in any such suit, action or proceeding, waiving any, and agreeing not to assert any, basis for seeking transfer or removal of such action to any other court, whether federal or state, unless the New York court in which such action or proceeding was commenced first declines jurisdiction. The undersigned further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the undersigned mailed by certified mail to the undersigned’s address will be deemed in every respect effective service of process upon the undersigned.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. Any obligations of the undersigned shall be binding upon the heirs and executors (in the case of individuals), personal representatives, successors and assigns of the undersigned.

Very truly yours,

Printed Name

By:

Signature

Printed Name of Person Signing

(and indicate capacity of person signing if

signing as custodian, trustee, or on behalf

of an entity)

[Signature Page to Lock-Up Letter Agreement]